                                                                     Exhibit 3.1
                                                                     -----------

                                                                     Exhibit 3.1

                        [LETTERHEAD OF GIORGIO BULLATY]

I, the undersigned Sworn Public Translator and Commercial Interpreter in this City of Rio de Janeiro, Capital of the State of Rio de Janeiro, Federative Republic of Brazil, duly appointed to translate from and into Portuguese, English, Italian, German, and French, pursuant to a decree signed by the President of the Republic under date of May 15th, 1958, certify hereby that a document issued in PORTUGUESE was shown to me to translate it into ENGLISH, which I did lawfully and truly by reason of my office, as follows:

                        TRANSLATION No 96645-120-L.CCXLI
                        --------------------------

BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL (National Bank for Economic and Social Development)

-  SHAREHOLDERS' AGREEMENT as made among the ..

-  BNDESPAR, the Business Group LORENTZEN, the

-  SOUZA CRUZ, the Business Group SAFRA, and the

-  BILLERUD, with the ARACRUZ as intervenient

-  Party, as follows hereunder.
                                ---------------------------

     BNDES PARTICIPACOES S.A., - BNDESPAR, a shareholders' corporation, having their head offices in Brasilia, Federal Capital, and an office in Rio de Janeiro, on Avenida Chile, 100, enrolled at the CGC-MF (General Taxpayers' Registry of the Ministry of Finance) under number 00.383.251/0001-09, hereinafter called BNDESPAR, through their legal representative as undersigned;

     ERLING SVEN LORENTZEN, a Norwegian, born in Oslo, married, an industrialist, resident and domiciled in this city, on av. Visconde de Albuquerque, No 333, - Apt 403-B, enrolled at the CPF/MF (individual Tax-payers' Registry of the Ministry of Finance) under number 021.948.307-82, bearer of Indentity Card number RNE-0863797, as undersigned: ARAPAR S.A., a shareholders' corporation, with their head offices and jurisdiction in this city, capital of the State of Rio de Janeiro, on Avenida Augusto Severo, No 8, 7th floor - partly, enrolled at the CGC/MP under number 29282803/0001-68, through their legal representative, as undersigned; LORENTZEN EMPREENDIMENTOS S.A., a shareholders' corporation, with their head offices and jurisdiction in this city, capital of the State of Rio de Janeiro, on Avenida Augusto Severo, No 8 - 7th floor, enrolled at the CGC/MF under number 33107533/0001-26, through their legal representative, as undersigned; hereinafter jointly called GRUPO EMPRESARIAL LORENTZIN (Business Group Lorentzen) of Party; -----------------

     JOSEPH YACOUB SAFRA, a Brazilian, married, a banker, resident and domiciled in the city of Sao Paulo, State of Sao Paulo, on Rue Professor Arthur Ramos, No 405 - 16th floor, enrolled at the CPF/MF under number 006062278-49, bearer of Identity Card number ..

                        [LETTERHEAD OF GIORGIO BULLATY]

96645 -
-------

RG-2192208, herein represented by his attorney in fact Moise Yocoub Safra; MOISE YACOUB SAFRA, a Brasilian, married, a banker, resident and domiciled in the city of Sao Paulo, State of Sao Paulo, on Rua Rio de Janeiro, No. 274, 8th floor, enrolled at the CPF/MF under number 006062198-20, bearer of Identity Card number RG-2042744; CANTIO INOVEIS REPRESENTACOES LTDA, a limited liability company, with head offices and jurisdiction in the city of Sao Paulo, State of Sao Paulo, on Rua XV de Novembro No. 228, first floor, enrolled at the CGC/MF under number 51724713/0001-83, through their legal representative as undersigned; BARUMIRIM ADMINSTRACAO DE BENS E PARTICIPACOES LTDA., a limited liability company, with head offices and jurisdiction in the township of Matao, State of Sao Paulo, on the Washington Luiz (SP-310) Highway, Rm 307, enrolled at the CGC/MF under No. 54250634/0001-21, through their legal representative as undersigned; hereinafter jointly called GRUPO EMPRESARIAL SAFRA (Business Group Safra) or Party; --------
-----------------

     COMPANHIA SOUZA CRUZ INDUSTRIA E COMERCIO, an open company, with head offices and jurisdiction in the city of Rio de Janeiro, RJ, on Rua da Candelaria, no 66, Center; enrolled at the CGC/MF under number ...

                                    [STAMP]

33.009.911/0001, through their legal representatives, as undersigned, hereinafter called simply SOUZA . . CRUZ or Party; ------------

     BILLERUD AKTIEBOLAG, a Swedish concern, with head-offices at 66.100, SAEPPLE, Sweden, through their legal representative, as undersigned, with legal powers inclusively to be subpoened, in the terms of article 119 of Law No. 6.404/76, hereinafter called simply BILLERUD or Party;----------

     All of them on the whole or jointly in part, according to the case, hereinafter simply called Parties, with the intervenient Party ARACRUZ CELULOSE S.A., an open company, with head offices in this city of Rio de Janeiro, enrolled at the CGC/MF under number 42.157.511/0002, through their legal representatives, as undersigned; hereinafter simply called ARACRUZ;----------

     Hold it among them in just contract to enter into the present Shareholders' Agreement under the following terms and conditions:---------

     CLAUSE FIRST ----------------
     ------------

[STAMP]

     OBJECT - The present Agreement has for its object the practice of corporate
     ------
rights, for the Parties, as resulting from their participations in the common voting shares in the ARACRUZ. .....

                        [LETTERHEAD OF GIORGIO BULLATY]

96645 -
-------

Accordingly, all the preferred stock, representative of the ARACRUZ capital, remains excluded from the scope of the present Agreement, which is being ruled solely by the relevant legislation. ---------------


     Sole Paragraph - Are considered Parties, for the purposes as due to the
     --------------
law, in this Agreement: --

a) BNDSSPAR: --------------------------------------------

b) the physical persons and/or bodies corporate, signatories to this Agreement, defined in preamble thereof as GRUPO EMPRESARIAL LOREKTZEN, as well as other concerns, that take a part, or will be taking a part in the capital of the ARACRUZ, with whom the physical persons and bodies corporate, identified above, jointly or separately, directly or through subsidiaries, hold a relationship of expressive share control or participation, enabling to subject them to the same decision centers: ---------------

c) the physical persons and/or bodies corporate, signatories to this Agreement, defined in preamble thereof as GRUPO EMPRESARIAL SAFRA, as well as other concerns, that take a part, or will be taking a part in the capital of the ARACRUZ, with whom the physical persons and bodies corporate, identified above, jointly or separately, directly or through subsidiaries, hold a relationship share ....

                                    [STAMP]
control or participation, enabling to subject them to the same decision centers; ---------------

d) the SOUZA CRUZ and other concerns that participate or will be taking a part in the capital of the ARACRUZ, with whom the body corporate mentioned above, directly of through subsidiaries, holds a relationship of expressive share control or participation, enabling to subject them to the same decision centers; --------------------

e) the BILLERUD and other concerns that take a part or will be taking a part in the capital of the ARACRUZ, with whom the body corporate mentioned above, directly or through subsidiaries, holds a relationship of expressive share control or participation, enabling to subject them to the same decision centers. --------------------

     CLAUSE SECOND ---------------
     -------------

[STAMP]

     OF THE PARTIES' VOTE AT THE ARACRUZ SHAREHOLDERS' MEETINGS - The Parties
     ----------------------------------------------------------
assume the commitment, at all the ARACRUZ Shareholders' Meetings, to exercise their right to vote in a uniform manner and in the same direction such as to attend, strictly, to what had been deliberated at the previous meetings as exposed in Clause Third. ----------

                                                                         ......

                        [LETTERHEAD OF GIORGIO BULLATY]

96645 -
--------

     CLAUSE THIRD ----------------------------------
     ------------

     OF THE PREVIOUS MEETINGS - The Parties assume the commitment to always
     ------------------------
hold, at the head offices of the ARACRUZ, a Previous Meeting prior to every ARACRUZ Shareholders' Meeting, in order to deliberate on the subject matter of the respective Agenda.

     Paragraph One - The Previous Meeting referred to by the heading of this
     -------------
Clause shall be held at the least 3 (three) days before the ARACRUZ Shareholders' Meeting, whose agenda is to be the object of the Previous Meeting deliberation. -----------------------------

     Paragraph Two - The Previous Meeting shall be called to convene by the
     -------------
Parties, who delegate authority to ARACRUZ to do so, by means of telex, telegrams or any other written means of communication, no later than 5 (five) days before that Meeting.

     Paragraph Three - Of the Previous Meeting a document shall be worked out,
     ---------------
that shall be signed by all those present, substantiating the decisions taken at the Previous Meeting, who shall establish the position to be taken by the Parties, with regard to the agenda of the Shareholders' Meeting that it precedes.-----------

     Paragraph Four - The Party who, eventually, does not appear at the Previous
     --------------
Meeting, assumes the ...

                                    [STAMP]

commitment, from right now on, to vote at the Shareholders' Meeting in accordance with what has been decided at said Previous Meeting.----------------

     CLAUSE FOUR --------------------
     -----------

     QUORUM FOR DELIBERATIONS - At the Previous Meetings subject of Clause
     ------------------------
Third, shall be considered as approved only the proposition that obtain; cumulatively: -----------------
a)  the majority of votes from the Parties present; and -----------------------

b) the majority of votes from the Parties present who are national shareholders, as defined in Clause Six. --------------------------------------

     Paragraph One - At the Previous Meetings, the votes shall be polled
     -------------
according to the number of shares that each Party owns in the common voting stock capital of the ARACRUZ, there corresponding a vote to each share owned.---


[STAMP]

     Paragraph Two - The Parties assume the commitment to exercise their right
     -------------
to vote, at the Previous Meetings that deliberate upon the composition of the ARACRUZ Administration Counsel, in such a way as to secure to each Party a proportional representation as to their respective participation in the ARACRUZ voting stock capital, provision in Paragraph Three

                        [LETTERHEAD OF GIORGIO BULLATY]

96645 -
-------

being duly observed.
                    ------------------------------------

     Paragraph Three - As long as they are titleholders of voting shares in a
     ---------------
percentage equal to, or above, 5% (five percent) of the ARACRUZ common voting capital stock, the Parties qualified in the Preamble of this Agreement are ensured the right to indicate, each one of them, at the least, one member of this Administration Counsel. Such right is personal and untransferable, and does not accompany, therefore, the shares eventually transferred by such shareholders to some person not belonging to business group thereof, unless otherwise unanimously agreed upon.

          CLAUSE FIVE -
          -----------   ------------------------------

     OF PARTICIPATION IN SHAREHOLDERS' MEETINGS -
     ------------------------------------------

     To the purposes as provided in Clause Second, the Parties mutually designate and appoint each other their attorney in fact, according to article 126, Paragraph One of the Law No. 6.404/76, to the special purpose of representing their principals when absent at the ARACRUZ shareholders' meetings, with powers to vote the respective agenda, in accordance with the Parties' deliberation at the Previous Meeting.

     Paragraph One - The Parties assume the commitment to renew annually the
     -------------
power of attorney as conferred in the heading of this Clause.
                                                             ------------------

                                    [STAMP]

     Paragraph Two - When at a Shareholders' Meeting, there be proposed matters
     -------------
that have not been the subject of a previous agreement, and upon which the Parties do not have an unanimous position, and the taking of an immediate decision being indispensable, there shall be requested a suspension of the meeting to the purpose of mutual consultation and drawing up of the document in the terms of Paragraph Three, Clause Three..-----------------------------------

          CLAUSE SIX  ---------------------------------------------------------
          ----------

     CONTROL PRESERVATION - During the validity of this Agreement, the control
     --------------------
of ARACRUZ, represented, at the least, by 51% (fifty-one percent) of their voting capital stock, shall belong to the Parties that are national shareholders, understood as follows:-------------------------------------------

     a) physical persons resident and domiciled in the Country (Brazil);
and/or ------------------------------------------------------------------------

[STAMP]

     b) bodies corporate of internal public law; and/or

     c) bodies corporate having their head offices and jurisdiction here and who, directly or indirectly, are controlled by persons referred to in breaks a) and b) above. -----------------------------------------------------------------

     Paragraph One - The national shareholders Parties and their direct or
     -------------
indirect controllers, in view

                        [LETTERHEAD OF GIORGIO BULLATY]

96645 -
-------

of the provision in the heading of this Clause, assume especially the obligation: ----------

A) not to practise, in favour, directly or indirectly, of persons not domiciled in the Country, any acts of waiver of right, burdening or alienation, with respect to the shares, and their respective subscription rights, that they own or will be owning including in result of subscription, in the ARACRUZ voting capital stock, or of successor thereof, or of concerns through which the ARACRUZ control is performed, and neither to approve nor allow that through an omission of theirs, there be approved an act that causes a commercial succession of the concern with the loss, limitation or lessening of the control of any one of them; ----------

B) not to permit the alteration of this agreement, or of partnership agreements, and/or statutes of concerns that participate in the ARACRUZ control, in order to include a provision whereby a special quorum be required for the deliberation or approval or certain matters or of any other provision that implies in a limitation or lessening of their power of control of any such concerns, in favour, directly or indirectly, of persons not domiciled in Brazil;--

C) to maintain their domicile in the Country.

                                    [STAMP]

     PARAGRAPH TWO - Besides the aspenta stated in the preceding paragraph, the
     -------------
national control of each said Party in paragraph above shall be considered deprived of its characteristics, should there occur a majority participation, direct or indirect, of foreign capitals in the total of their voting capital stock. -------------------------

        CLAUSE SEVEN --------------------
        ------------

     ALIENATION OF SHAPES AND/OR SUBSCRIPTION RIGHT - The provisions of this
     ---------------------------------------------
Agreement being respected, the Parties are free to, in any way, alienate, burden or transfer their voting shares and/or the respective subscription rights, the provision in Clause Six being observed. --------------------

     Paragraph One - To any one of the Parties is ensured the right to check the
     -------------
nationality of the would-be acquirer of the shares or subscription rights alienated by the Parties mentioned in Paragraph One of Clause Six, in order to ascertain compliance to the stipulated in some Clause Six, under penalty of ineffectiveness of the deal. -----

[STAMP]

     Paragraph Two - In the event of a burdening of concern shares, the Party
     -------------
pledges to have a clause included in the respective instrument as to the existance of the present Agreement, provisions .....




                                    [STAMP]

                                      -14-

hundred and twenty-five percent). ----------

        CLAUSE TEN --------------------
        ----------

     OBLIGATIORS BY ARACRUZ - The present Share-
     ----------------------

                        [LETTERHEAD OF GIORGIO BULLATY]

96645 -
-------

whereof shall be binding on the eventual acquirers of said shares. -------------
-------

        CLAUSE EIGHT - --------------------
        ------------

     OF THIS ADHERENCE TO THE TERMS OF THE AGREEMENT BY EVENTUAL ACQUIRERS OF
     ------------------------------------------------------------------------
     SHARES ---------------
     ------

     The eventual acquirers of shares shall have to adhere to all the clauses and conditions of the present Agreement, and especially with regard to the rights and obligations of the person from whom they acquire the shares, through the signature of an official statement of Adherence exhibition where of constitutes an indispensable condition for the competent registration of the shares in the name of the acquirer, excepting proviso in Paragraph Three, Clause Four. --------------------

     Sole Paragraph - When the acquirer is a Brazilian shareholder, his direct and indirect controllers shall also have to adhere to the present Agreement.
--------------------------

       CLAUSE NINE -----------------------
       -----------

     LIMIT TO TITLEHOLDING OF VOTING SHARES -
     --------------------------------------

     Each Party assumes the commitment to limit participation in the common voting capital of the ARACRUZ to 26.225% (twenty-six,

                                    [STAMP]
hundred and twenty-five percent). ----------

     CLAUSE TEN --------
     ----------

     OBLIGATIONS BY ARACRUZ - The present Shareholders' Agreement shall be filed
     ----------------------
at the ARACRUZ head office, ARACRUZ pledging to the strict observance thereof, in all its terms, clauses and conditions, and whereto signing the present instrument in their quality as Intervenient, jointly with the Parties and witnesses. --------

     Paragraph One - At the ARACRUZ Shareholders' Meetings, shall neither be
     -------------
admitted nor counted the vote by anyone of the Parties, when expressed without observance of the provisions of this Agreement and those of the document referred to in Paragraph Three, Clause Three. --------

[STAMP]

     Paragraph Two - ARACRUZ shall cause to have written down in the instrument
     -------------
signed with the financial institution, depositary of shares for accounting, the obligation of said financial institution to refuse the drawing up of official statements of transfer of shares or the entry of registrations that are not in accordance with the pact in this Agreement, and to have the following declaration be registered in their records: "The burdening or transfer, on any grounds whatever, of these shares,

                        [LETTERHEAD OF GIORGIO BULLATY]

99645 -
-------

and/or their respective subscription rights, are subject to the provisions in the Shareholders' Agreement signed between BNDESPAR, Mr. Erling Sven Lorentsen and concerns connected therewith, Messrs. Joseph Yacoub Safra and Moise Yacoub Safra and concerns connected therewith, the SOUZA CRUZ IND. and COM., Company and BILLERUD ANTIEBOLAG, on 01/22/88, under penalty of ineffectiveness of the deal". -----

     Paragraph Three - ARACRUZ pledges to promptly communicate to the Parties
     ---------------
any acts, facts, or omissions which might produce a violation of the present Agreement, as well as to adopt any measures that any supervenient law may come to require for the validity and effectiveness thereof. -----

     Paragraph Four - As Intervenient Party, ARACRUZ pledges to facilitate the
     --------------
execution of this Shareholders' Agreement, permiting to the Parties a broad control over the acts connected thereto. -----

     Paragraph Five - The Parties shall be widely entitled to information and
     --------------
checking of the ARACRUZ activities, books and accounting, and ARACRUZ shall have to attend with readiness to requests for information or explanations expressed by them. -----

     Paragraph Six - ARACRUZ shall provide, within a stated period of 30
     -------------
(thirty) days, the registry of

                                    [STAMP]
the present Agreement at the Registry of Deeds and Documents Office of its seat.----------

     CLAUSE ELEVEN ----------
     -------------

  OF THE NON-SIGNATURE OF OTHER SHAREHOLDERS' AGREEMENTS - The parties shall
  ------------------------------------------------------
not enter into, nor shall they acknowledge the validity of, other Shareholders' Agreements, entered into by anyone of them, that have as a regular object the exercise of the right of vote in the ARACRUZ, or that are contrary to, or restrict, the effects of the present instrument. ----------

     CLAUSE TWELVE ----------
     -------------

  OF THE SPECIFIC EXECUTION - The eventual default of any of the commitments
  -------------------------
assumed in the present Agreement, by any of signataries thereof, ensures to the others the right to plead judicially the specific fulfilment thereof under article 110 of Law No. 6.404//76, in the form of articles 639 and 641 of the Code of Civil Procedure, without prejudice of the indemnification of losses and damages resulting thereof

     CLAUSE THIRTEEN ----------
     ---------------

[STAMP]

  OF THE CONTRACTUAL FINE - In the event of non-fulfilment of any of the
  -----------------------
obligations assumed by the Parties, the defaulting Party shall be warned, by anyone of the others, in order to, within a stated

                        [LETTERHEAD OF GIORGIO BULLATY]

96645 -
-------

period of 60 (sixty) days, resets the situation to its previous state, in such a way that the contested act results ineffective.---------

     Paragraph One - Should the effects of the act as practiced be of such a
     -------------
nature that the other Parties suffer a prejudice, the defaulting Party shall indemnify the other Parties of the prejudice suffered by them, even if the situation is reset to its previous state.--------

     Paragraph Two - Without prejudice to the provision in Paragraph One in this
     -------------
Clause, in case of non-fulfilment of the obligations stipulated in Clauses Second, Six, Nine and Eleven, that is not put right by resetting the situation to its previous state within the period established in the heading of this Clause, the defaulting Party shall be subject to paying a fine in money, equivalent to 10% (ten percent) of the value of their voting shareholders' participation in ARACRUZ, appraised according to the average quotation at the Securities Exchange in the 30 (thirty) days prior to collecting.--------

     Paragraph Three - Are jointly creditors to the fine referred to in
     ---------------
Paragraph Two in this Clause, the other Parties in this Agreement, who are submitted therein to an obligation of a nature identical

                                    [STAMP]
to the one that was the subject of the non-fulfilment.

     Paragraph Four - The eventual infliction of a fine to anyone of the Parties
     --------------
for non-fulfilment of this Agreement will not exempt him from the obligation of remaining submitted to its entire compliance. --

     Paragraph Five - Shall be constituted in full right, in the terms of the
     --------------
Civil Code, the delay given for default of any obligation provided in, or resulting from, the present Agreement. ----------

        CLAUSE FOURTEEN --------------------
        ---------------

      OF COMMUNICATIONS - All and every communications advices and/or
      -----------------
informations between the Parties shall have to be sent by registered or serviced letter to the following addresses: --------------------

     BNDESPAR: Avenida Republica de Chile, 100 - --- 20.001 - Rio de Janeiro - RJ. ---------------

     GRUPO EMPRESARIAL LORENTZEN: Avenida Augusto Severo, B - 7(degree) andar
- 20.001 - Rio de Janeiro - RJ.

[STAMP]

     SOUCA CRUZ; Rua da Candelaria, 66. - 20.001 - -- Rio de Janeiro - RJ.
--------------------

     GRUPO EMPRESARIAL SAFRA: Rue XV de Novembro, 228 - 1 and. - 07010 - Sao Paulo - SP. ----------

     BILLERUD; Praca Morungaba, 119 - 01450 - Sao Paulo - SP. ------------------
---------------------

     Paragraph One - A copy of all and every .....
     -------------

                        [LETTERHEAD OF GIORGIO BULLATY]

96645 -
-------

correspondence exchanged among the Parties that sign this instrument, on subjects dealing therewith, shall have to be sent to the remaining Parties.
--------

     Paragraph Two - Any alteration of the above addresses must be immediately
     -------------
communicated to the Parties. ---------------------------------------------

        CLAUSE FIFTEEN --------------------
        --------------

      DURATION OF THE AGREEMENT - The present Agreement shall be valid for a
      -------------------------
stated period of 20 (twenty) years, to count from the date of coming into force thereof, binding upon the Parties, and their heirs and successors. -------------
-------------

      Sole Paragraph - Until the beginning of the validity of the present
      --------------
Agreement, there shall remain in force the Shareholders' Agreement entered into on August 21, 1975, and the respective addenda as of June 14, 1976 and January 30, 1985, with the following modification: by force of the signature of the present instrument, which constitutes an addendum to that Shareholders' Agreement, the "Grupo Empressrial" (business group) SAFRA substitutes the Group MOREIRA SALLES at its juridical position in said Shareholders' Agreement, succeeding same as to all rights and obligations resulting therefrom. With the coming into force of the present Agreement, the ...

                                    [STAMP]

August 21, 1975 Shareholders' Agreement is rescinded in full right. --------

     CLAUSE SIXTEEN: ---------
     ---------------

  COMING INTO FORCE OF THIS AGREEMENT - With the exception of the provision
  -----------------------------------
in Sole Paragraph, Clause Fifteen, validity whereof is immediate, this Agreement shall come into force on the date that BNDESPAR carries out the sale, in public auction, of ARACRUZ common shares belonging thereto, in a number corresponding to the percentage provided for in Clause Nine, wherewith the remaining Parties of this Agreement expressly agree.--------

  Sole Paragraph - Further to the purpose of the coming into force of this
  --------------
Agreement, BNDESPAR assumes the commitment to sell to the Business Group Lorentzen, should same so wish, a number of ARACRUZ common shares that would permit same to reach the percentage provided for in Clause Nine, for the same price per share and at the same date that is effected the sale to the highest bidder of auctioned lot wherewith the remaining Parties of this Agreement expressly agree. --------

[STAMP]

     CLAUSE SEVENTEEN: --------
     -----------------

  EXTINCTIVE TERM - The present Shareholders' Agreement shall become
  ---------------
extinguished and of no effect, in

                        [LETTERHEAD OF GIORGIO BULLATY]

96645 -
-------

full right, if the sale, in public auction, referred to Clause Sixteen has not been effected within a stated period of 9 (nine) months, to count from this date on, which period shall be considered automatically extended for an equal time, provided there be no statement to the contrary, directed, in writing,to BNDESPAR by any of the remaining Parties, within the 30 (thirty) days prior to termination thereof. In the event of an extinction, there shall continue in full force the Shareholders' Agreement signed on August 21, 1975 and the respective Addenda referred to in Sole Paragraph, Clause Fifteen, and still remaining valid the substitution of the MOREIRA SALLES Group by the Business Group SAFRA.----------

     CLAUSE EIGHTEEN ----------
     ---------------

  JURISDICTION - The jurisdiction of this City of Rio de Janeiro is elected,
  ------------
to the exclusion of any other, as the only one competent to appreciate and decide on any suit at law arising from the present Agreement or from execution thereof. ----------

     And, being thus in just agreement, they sign the present instrument in 14 (fourteen) counterparts of equal tenor, together with the witnesses mentioned below and qualified. ----------

Rio de Janeiro, January 22, 1988. ----------

For BNDESPAR: (Two signatures) ----------
(signature): Erling Sven Lorentzen ----------
For the "Lorentzen Empreendimentos": (Two signatures)
For ARAPAR: (Two signatures, as above) ----------
For SOUZA CRUZ: (Two signatures) ----------
(signature): Joseph Yacoub Safra ----------
(signature, as above): Hoiso Yacoub Safra -----
For CAHTZO IMOVEIS E REPRESENTACOES LTDA: -----
(Two signatures) - For BARUMIRIM (two signatures, as above). ------------------- For BILLERUD: (one signature) ---------------
Intervenient Party: ARACRUZ: (Two signatures)
Witnesses: (Two signatures) ----------------

      THIS WAS WHAT CONTAINED the terms of the document that was shown to me in PORTUGUESE. -----

     DONE AND DRAWN in this City of Rio do Janeiro, Capital of the State of Rio de Janeiro, Federative Republic of Brazil, on the 21st day of the month of March, nineteen eighty-eight. ----------

[STAMP]

                         FOR TRANSLATION IN ACCORDANCE:

                                                                         [STAMP]